UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 2, 2004

STAR GAS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	33-98490	06-1437793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2187 Atlantic Street, Stamford, CT	06902
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 328-7300

Not Applicable

(Former name or former address, if changed since last report.)

Item 5.	Other Events

This Form 8-K consists of a copy of the underwriting agreement for a firm commitment public offering of up to 1,300,000 common units (plus a 15% over-allotment option) of the registrant that were previously registered pursuant to a shelf registration statement on Form S-3 (SEC File No. 333-100976), together with an opinion of counsel relating thereto.

Item 7.	Financial Statements and Exhibits

(c)	Exhibits

1.1	Underwriting Agreement, dated as of February 2, 2004, by and among Star Gas Partners, L.P., A.G. Edwards & Sons, Inc., UBS Securities LLC and RBC Dain Rauscher Inc.

5.1.	Opinion of Phillips Nizer LLP (including consent).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Gas Partners, L.P.

By: Star Gas LLC (General Partner)

Signature	Title	Date

/s/ Irik P. Sevin By: Irik P. Sevin	Chairman of the Board and Chief Executive Officer Star Gas LLC ( Principal Executive Officer)	February 3, 2004

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